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                                                                     EXHIBIT 1.5

                                                                  EXECUTION COPY


                       Onyx Acceptance Owner Trust 2000-D
              $73,000,000 6.7025% Auto Loan Backed Notes, Class A-1
               $98,000,000 6.67% Auto Loan Backed Notes, Class A-2
              $126,000,000 6.69% Auto Loan Backed Notes, Class A-3
              $103,000,000 6.85% Auto Loan Backed Notes, Class A-4

                             UNDERWRITING AGREEMENT


                                                                November 1, 2000

Credit Suisse First Boston Corporation
    as Representative of the Underwriters
Eleven Madison Avenue
New York, New York  10010

Ladies and Gentlemen:

         1. Introductory. Onyx Acceptance Financial Corporation (the "Company") proposes to cause Onyx Acceptance Owner Trust 2000-D (the "Trust") to sell to Credit Suisse First Boston Corporation (the "Representative"), Chase Securities Inc., Salomon Smith Barney Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with the Representative, the "Underwriters") $73,000,000 principal amount of 6.7025% Auto Loan Backed Notes, Class A-1 (the "Class A-1 Notes"), $98,000,000 aggregate principal amount of 6.67% Auto Loan Backed Notes, Class A-2 (the "Class A-2 Notes"), $126,000,000 aggregate principal amount of 6.69% Auto Loan Backed Notes, Class A-3 (the "Class A-3 Notes"), and $103,000,000 aggregate principal amount of 6.85% Auto Loan Backed Notes, Class A-4 ("the Class A-4 Notes" and together with the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes, the "Notes").

         The Notes will be issued pursuant to an Indenture dated as of November 1, 2000 (the "Indenture"), between the Trust and The Chase Manhattan Bank as Indenture Trustee (the "Indenture Trustee"). Certain securities representing the "Residual Interest Instruments" of the Trust (as defined in the Servicing Agreement) will be issued pursuant to a Trust Agreement dated as of November 1, 2000 (the "Trust Agreement") among the Company, Bankers Trust (Delaware) as Owner Trustee (the "Owner Trustee") and The Chase Manhattan Bank as Trust Agent (the "Trust Agent").

         Pursuant to a Sale and Servicing Agreement dated as of November 1, 2000 (the "Servicing Agreement") among the Trust, the Company as Seller (the "Seller"), Onyx Acceptance Corporation as Servicer and Custodian ("Onyx" or in such capacity, the "Servicer" or the "Custodian"), The Chase Manhattan Bank in its capacity as Indenture Trustee and the Trust Agent, the Seller will sell and assign to the Trust, without recourse, the Seller's entire interest in the Contracts (as hereinafter defined) and Onyx will act as Servicer of the Contracts. Pursuant to an Administration Agreement dated as of November 1, 2000 (the "Administration Agreement") among the Trust, Onyx, the Company, the Indenture Trustee and the Trust Agent,


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Onyx will serve as administrator of the Trust. Pursuant to an Amended and
Restated Sale and Servicing Agreement dated as of September 4, 1998 (the "Purchase Agreement"), as amended, Onyx has sold or will sell the Funded Contracts (as hereinafter defined) and may sell certain Prefunded Contracts (as hereinafter defined) to the Company. Pursuant to an insurance and reimbursement agreement (the "Insurance Agreement") among the Company, Onyx (in its individual capacity and as Servicer) and MBIA Insurance Corporation (the "Insurer") and an insurer indemnification agreement (the "MBIA Indemnification Agreement" and together with the Insurance Agreement, the "Insurance Agreements") by and among Onyx, the Company, the Representative and the Insurer, the Insurer will issue its financial guarantee insurance policy (the "Guarantee") to the Indenture Trustee for the benefit of the holders of the Notes (the "Noteholders")guaranteeing timely payment of interest and ultimate payment of principal at maturity on the Notes.

         As of the Closing Date (as hereinafter defined), the Trust's assets (the "Trust Property") will include: (i) a pool of fixed rate motor vehicle retail installment sales contracts and installment loan agreements (the "Contract Pool"), all of which were purchased from the Seller pursuant to the Servicing Agreement and secured by new and used automobiles, light-duty trucks and vans (the "Financed Vehicles"), (ii) certain documents relating to the Funded Contracts, (iii) with respect to contracts (the "Initial Contracts") originated as of October 31, 2000 (the "Initial Cut-Off Date") certain monies received with respect to the Initial Contracts on or after the Initial Cut-off Date, (iv) with respect to contracts (the "Subsequent Contracts" and together with the Initial Contracts, the "Funded Contracts"), originated or purchased on or after the Initial Cut-Off Date and on or about November 13, 2000 (the "Subsequent Cut-Off Date"), certain monies received with respect to the Subsequent Contracts on or after the Subsequent Cut-Off Date, (v) security interests in the Financed Vehicles and the rights to receive proceeds from claims on certain insurance policies covering the Financed Vehicles or the individual obligors under each related Funded Contract, (vi) all amounts on deposit in the Collection Account, the Payment Account, the Note Distribution Account, the Spread Account, the Prefunding Account, the Capitalized Interest Account, and the Payahead Account including all Eligible Investments credited thereto (but excluding any investment income from Eligible Investments credited to the Collection Account, which will be paid to the Servicer and any investment income from Eligible Investments credited to the Capitalized Interest Account, which may be paid to the Seller under certain circumstances), (vii) the right of the Company to cause Onyx to repurchase certain Contracts under certain circumstances, and (viii) all proceeds of the foregoing. After the Closing Date, the Trust will use the funds in the Prefunding Account to purchase contracts (the "Prefunded Contracts", and together with the Funded Contracts, the "Contracts") originated or purchased on or after the Subsequent Cut-Off Date and on or before the end of the Funding Period from the Company.

         The Notes will be issued in an aggregate principal amount of $400,000,000 which is equal to the outstanding principal balance of the Initial Contracts as of the Initial Cut-Off Date and the outstanding principal balance of the Subsequent Contracts as of the Subsequent Cut-Off Date and the amount in the Prefunding Account. The term "Cut-Off Date" as used herein refers to the Initial Cut-Off Date for the Initial Contracts and the Subsequent Cut-Off Date for the Subsequent Contracts and the related Prefunding Cut-Off Date for a Prefunded Contract. Capitalized terms used herein and not otherwise herein defined shall have the meanings assigned to such terms in the Servicing Agreement or if not defined therein, in the Trust Agreement.


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         The Company hereby agrees with the Underwriters, as follows:

         2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with the Underwriters that:

                  (i) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act"), as --- amended, and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (Registration No. 333-92245) on such form, including a prospectus and forms of prospectus supplements, for registration under the Act of the offering and sale of the Notes. The Company may have filed one or more amendments thereto, each of which amendments has previously been furnished to the Representative. The Company will also file with the Commission a prospectus supplement in accordance with Rule 424(b) under the Act. The Company has included in the Registration Statement (as hereinafter defined), as amended at the Effective Date (as hereinafter defined), all information required by the Act and the rules thereunder to be included in the Prospectus (as hereinafter defined) with respect to the Notes and the offering thereof. As filed, the registration statement as amended, the forms of prospectus supplements, and any prospectuses or prospectus supplements filed pursuant to Rule 424(b) under the Act relating to the Notes shall, except to the extent that the Representative shall agree in writing to a modification, be in all substantive respects in the form furnished to the Representative prior to the Execution Time (as hereinafter defined) or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes as the Company has advised the Representative, prior to the Execution Time, will be included or made therein.

                  For purposes of this Agreement, "Effective Time" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and "Effective Date" means the date of the Effective Time. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. Such registration statement, as amended at the Effective Time, and including the exhibits thereto and any material incorporated by reference therein (including any ABS Term Sheets (as defined in Section 4 of this Agreement) filed on Form 8-K), is hereinafter referred to as the "Registration Statement," and any prospectus supplement (the "Prospectus Supplement") relating to the Notes, as filed with the Commission pursuant to and in accordance with Rule 424(b) under the Act is, together with the prospectus filed as part of the Registration Statement (such prospectus, in the form it appears in the Registration Statement or in the form most recently revised and filed with the Commission pursuant to Rule 424(b) being hereinafter referred to as the "Basic Prospectus"), hereinafter referred to as the "Prospectus". "Rule 424" refers to such rule under the Act. Any reference herein to the Registration Statement, the Prospectus or any Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed by the Company as the originator of the Trust under the Securities Exchange Act of 1934, as amended (the "Exchange Act") , on or before the Effective Date of the Registration Statement or the issue date of the Prospectus or any Prospectus Supplement, as the case may be (but shall not be deemed to refer to or include any Form T-1 filed with respect to the Indenture Trustee); and any reference herein to the terms



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         "amend", "amendment" or "supplement" with respect to the Registration
         Statement, the Prospectus or any Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of the Prospectus or any Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference.

                  (ii) On the Effective Date and on the date of this Agreement, the Registration Statement did or will, and, when the Prospectus was first filed and on the Closing Date, the Prospectus and any Prospectus Supplement did or will comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the respective rules and regulations of the Commission thereunder (the "Rules and Regulations"). On the Effective Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus, together with any Prospectus Supplement, did not or will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representative specifically for use in connection with preparation of the Registration Statement or the Prospectus.

                  (iii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, management, financial condition, stockholders' equity, results of operations, regulatory status or business prospects of the Company or Onyx, and (ii) neither the Company nor Onyx has entered into any transaction or agreement (whether or not in the ordinary course of business) material to it that, in either case, would reasonably be expected to materially adversely affect the interests of the holders of the Notes, other than as set forth or contemplated in the Prospectus.

                  (iv) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full power and authority (corporate and other) to own its properties and conduct its businesses as described in the Prospectus, and is duly qualified to transact business as a foreign corporation in good standing under the laws of each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification.

                  (v) As of the Closing Date the representations and warranties of the Company, as Seller, in the Servicing Agreement and Trust Agreement will be true and correct, and each Funded Contract will satisfy the representations and warranties set forth in Section 2.02(b) of the Servicing Agreement.



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                  (vi) As of the related Prefunding Closing Date, the
         representations and warranties of the Company in the Servicing Agreement and Trust Agreement will be true and correct, and each related Prefunded Contract will satisfy the representations and warranties set forth in Section 2.02(d) of the Servicing Agreement.

                  (vii) No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement, except such as have been obtained and made under the Act, such as may be required under state securities laws and the filing of any financing statements required to perfect the Trust's interest in the Contracts.

                  (viii) The Company is not in violation of its Certificate of Incorporation or By-Laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which violation or default would have a material adverse effect on the transactions contemplated herein or in the Indenture, the Trust Agreement, the Servicing Agreement, the Purchase Agreement or the Insurance Agreements. The execution, delivery and performance by the Company of this Agreement, the Trust Agreement, the Servicing Agreement, the Purchase Agreement or the Insurance Agreements and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its properties or any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, or the Certificate of Incorporation or By-Laws of the Company and the Company has full corporate power and authority to authorize, cause the Trust to issue, and sell the Notes as contemplated by this Agreement, to enter into this Agreement, the Trust Agreement, the Servicing Agreement, the Purchase Agreement and the Insurance Agreements and to consummate the transactions contemplated herein and therein.

                  (ix) This Agreement has been, and the Servicing Agreement, the Trust Agreement, and the Insurance Agreements when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by the Company, and this Agreement constitutes, and the Servicing Agreement, the Trust Agreement and the Insurance Agreements, when executed and delivered as contemplated herein, will constitute, legal, valid and binding instruments enforceable against the Company in accordance with their respective terms, subject as to enforceability to (x) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (z) with respect to rights of indemnity under this Agreement and the MBIA Indemnification Agreement limitations of public policy under applicable securities laws.



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                  (x) The Notes are duly and validly authorized by the Company and, when executed, authenticated and delivered in accordance with the Indenture and the Servicing Agreement, and issued and delivered to and paid for by the Underwriters, as contemplated hereby, will be entitled to the benefits provided by the Indenture and the Servicing Agreement.

                  (xi) The Company is not in violation of any provision of any existing law or regulation or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other instrument to which it is a party or by which it is bound or to which any of its property is subject, which violations or defaults separately or in the aggregate would have a material adverse effect on the Company or the Trust.

         3. Purchase, Sale, Payment and Delivery of Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions set forth herein and any additional arrangements made between the Underwriters and the Company, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company the aggregate principal amount of each class of Notes set forth opposite such Underwriter's name on Schedule I hereto and at the price set forth on such Schedule plus accrued interest, if any, from the Closing Date.

         The Company will deliver the Notes to the Underwriters against payment of the purchase price in immediately available funds by wire transfer to the order of the Company at the offices of Andrews & Kurth L.L.P., 1717 Main Street, Suite 3700, Dallas, Texas 75201 at 10:00 a.m., New York City time on November 16, 2000 or at such other time not later than seven full business days thereafter as the Underwriters and the Company determine, such time being herein referred to as the "Closing Date". The Notes so to be delivered shall be represented by one or more global notes as applicable registered in the name of Cede & Co., as nominee for The Depository Trust Company, in such numbers as the Underwriters shall reasonably request not later than 48 hours prior to the Closing Date. The Company shall make such global notes, as applicable, representing the Notes available for inspection by the Underwriters at the office at which the Notes are to be delivered no later than 10:00 a.m., New York City time, on the business day prior to the Closing Date.

         4. Offering by the Underwriters. It is understood that, after the Registration Statement becomes effective, the Underwriters propose to offer the Notes for sale to the public (which may include selected brokers and dealers) as set forth in the Prospectus.

         The Underwriters may prepare and provide to prospective investors certain ABS Term Sheets, in connection with its offering of the Notes, subject to the following conditions:

                  (i) The Underwriters shall have complied with the requirements of the no-action letter, dated February 17, 1995, issued by the Commission to the Public Securities Association (the "No-Action Letter").

                  (ii) For purposes hereof, "ABS Term Sheets" shall have the meaning given such term in the No-Action Letter but shall include only those ABS Term Sheets that have been prepared or delivered to prospective investors by or at the direction of each of the Underwriters.


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                  (iii) All ABS Term Sheets provided to prospective investors that are required to be filed pursuant to the No-Action Letter shall bear a legend substantially in the form attached hereto as either Exhibit A-1, Exhibit A-2, Exhibit A-3 or Exhibit A-4, as applicable. The Company shall have the right to require specific legends or notations to appear on any ABS Term Sheets, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein. Notwithstanding the foregoing, this subsection (iii) will be satisfied if all ABS Term Sheets referred to herein bear a legend in a form previously approved in writing by the Company.

                  (iv) Each of the Underwriters shall have provided the Company with representative forms of all ABS Term Sheets prior to their first use, to the extent such forms have not previously been approved in writing by the Company for use by each of the Underwriters. The Underwriters shall have provided to the Company, for filing as part of a current report on Form 8-K as provided in Section 5(xii), copies (in such format as required by the Company) of all ABS Term Sheets that are required to be filed with the Commission pursuant to the No-Action Letter. Each of the Underwriters may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed. All ABS Term Sheets described in this subsection (iv) shall have been provided to the Company not later than 10:00 a.m. (New York City time) not less than one business day before filing thereof is required to be made with the Commission pursuant to the No-Action Letter. None of the Underwriters shall have provided to any investor or prospective investor in the Notes any ABS Term Sheets on or after the day on which ABS Term Sheets are required to be provided to the Company pursuant to this subsection (iv) (other than copies of ABS Term Sheets previously submitted to the company in accordance with this subsection
         (iv) for filing pursuant to Section 5(xii)), unless such ABS Term Sheets are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor.

                  (v) All information included in the ABS Term Sheets shall have been generated based on substantially the same methodology and assumptions that are used to generate the information in the Prospectus as set forth therein; provided that the ABS Term Sheets may have included information based on alternative methodologies or assumptions if specified therein. If any ABS Term Sheets that are required to be filed were based on assumptions with respect to the Contract Pool that differ from the final Contract Pool information in any material respect or on Notes structuring terms that were revised in any material respect prior to the printing of the Prospectus, each Underwriter shall have prepared revised ABS Term Sheets based on the final Contract Pool information and structuring assumptions, shall have circulated such revised ABS Term Sheets to all recipients of the preliminary versions thereof that indicated orally to either of the Underwriters they would purchase all or any portion of the Notes, and shall have included such revised ABS Term Sheets (marked, "as revised") in the materials delivered to the Company pursuant to subsection (iv) above.


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                  (vi) The Company shall not be obligated to file any ABS Term
         Sheets that have been determined to contain any material error or omission, provided that, at the request of the Underwriters, the Company will file ABS Term Sheets that contain a material error or omission if clearly marked "superseded by materials dated _________" and accompanied by corrected ABS Term Sheets that are marked, "supersedes material previously dated _______, as corrected." If, within the period during which the Prospectus relating to the Notes is required to be delivered under the Act, any ABS Term Sheets are determined, in the reasonable judgment of the Company or either of the Underwriters, to contain a material error or omission, each Underwriter shall prepare a corrected version of such ABS Term Sheets, shall circulate such corrected ABS Term Sheets to all recipients of the prior versions thereof that either indicated orally to either of the Underwriters they would purchase all or any portion of the Notes, or actually purchased all or any portion thereof, and shall deliver copies of such corrected ABS Term Sheets (marked, "as corrected") to the Company for filing with the Commission in a subsequent current report on Form 8-K (subject to the Company's obtaining an accountant's comfort letter in respect of such corrected ABS Term Sheets).

                  (vii) The Underwriters shall be deemed to have represented as of the Closing Date, that, except for ABS Term Sheets provided to the Company pursuant to subsection (iv) above, the Underwriters did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Notes that is required to be filed with the Commission in accordance with the No-Action Letter.

                  (viii) In the event of any delay in the delivery by the Underwriters to the Company of any ABS Term Sheets required to be delivered in accordance with subsection (iv) above, or in the delivery of the accountant's comfort letter in respect thereof pursuant to
         Section 5(xii), the Company shall have the right to delay the release of the Prospectus to investors or to the Underwriters, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 5(xii) to file the ABS Term Sheets by the time specified therein.

         5. Certain Agreements of the Company. The Company agrees with the Underwriters that:

                  (i) Immediately following the execution of this Agreement, the Company will prepare a Prospectus Supplement setting forth the amount of Notes covered thereby and the terms thereof not otherwise specified in the Basic Prospectus, the price at which such Notes are to be purchased by the Underwriters, the initial public offering price, the selling concessions and allowances, and such other information as the Company deems appropriate and shall furnish a copy to the Representative in accordance with Section 5(vii) of this Agreement. The Company will transmit the Prospectus including such Prospectus Supplement to the Commission pursuant to Rule 424(b) by a means reasonably calculated to result in filing that complies with all applicable provisions of Rule 424(b). The Company will advise the Representative promptly of any such filing pursuant to Rule 424(b).

                  (ii) Prior to the termination of the offering of the Notes, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished the Representative with a copy for its review prior to filing




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         and will not file any such proposed amendment or supplement without the
         Representative's consent, which consent will not unreasonably be withheld. Subject to the foregoing sentence, if filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus, properly completed, and any supplement thereto, with the Commission pursuant to and in accordance with the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing.

                  (iii) The Company will advise the Representative promptly of any proposal to amend or supplement the Registration Statement as filed or the Prospectus, and will not effect such amendment or supplement without the Representative's consent, which consent will not unreasonably be withheld. The Company will also advise the Representative promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information and the Company will also advise the Representative promptly of any amendment or supplement to the Registration Statement or the Prospectus and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose, and the Company will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued order.

                  (iv) The Company will use every reasonable effort to cause the Registration Statement, and any amendment thereto, if not effective at the Execution Time, to become effective.

                  (v) If, at any time when a Prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission (subject to the Representative's prior review pursuant to paragraph (ii) of this
         Section 5) an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance.

                  (vi) As soon as practicable, the Company will cause the Trust to make generally available to the Noteholders and the holders of the Residual Interest Instruments of the Trust an earnings statement or statements of the Trust covering a period of at least 12 months beginning after the Closing Date which will satisfy the provisions of
         Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder.

                  (vii) The Company will furnish to each Underwriter copies of the Registration Statement, the Prospectus and any preliminary Prospectus Supplement related thereto and all amendments and supplements to such documents, in each case as soon as available and in such quantities as each Underwriter may reasonably request.


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                  (viii) The Company will cooperate with each Underwriter in arranging for the qualification of the Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions as each Underwriter designates and will continue such qualifications in effect so long as required for the distribution of the Notes; provided, however, that the Company shall not be obligated to qualify to do business in any jurisdiction in which it is not currently so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject. The Company will promptly advise the Underwriters of the receipt by the Company of any notification with respect to the suspension or the qualification of the Notes for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose.

                  (ix) For a period from the date of this Agreement until the retirement of the Notes, the Company will furnish to the Underwriters copies of the annual statements of compliance delivered to the Indenture Trustee pursuant to Section 3.09 of the Indenture and Section
         3.10 of the Servicing Agreement, and the annual independent public accountant's reports furnished to the Indenture Trustee pursuant to
         Section 3.11 of the Servicing Agreement, as soon as practicable after such statements and reports are furnished to the Indenture Trustee and Owner Trustee respectively.

                  (x) So long as any of the Notes are outstanding, the Company will furnish to you as soon as practicable, (A) all documents distributed, or caused to be distributed, by the Servicer to the Noteholders, (B) all documents filed, or caused to be filed, by the Company with the Commission pursuant to the Exchange Act, any order of the Commission thereunder or pursuant to a "no-action" letter from the staff of the Commission and (C) from time to time, such other information in the possession of the Company concerning the Trust and any other information concerning the Company filed with any governmental or regulatory authority which is otherwise publicly available as you may reasonably request.

                  (xi) (a) On or before the Closing Date the Company shall cause its computer records relating to the Funded Contracts to be marked to show the Trust's absolute ownership of the Funded Contracts and shall cause the Servicer to mark its computer records relating to the Funded Contracts to show the sale to the Company of the Funded Contracts and the subsequent transfer of the Funded Contracts to the Trust, and from and after the Closing Date the Company shall not, and shall instruct the Servicer not to, take any action inconsistent with the Trust's ownership of such Funded Contracts, other than as permitted by the Indenture and the Trust Agreement.

                       (b) On or before the related Prefunding Closing Date, the Company shall cause its computer records for the related Prefunded Contracts to be marked to show the Trust's absolute ownership of the related Prefunded Contracts and shall cause the Servicer to mark its computer records for the related Prefunded Contracts to show the sale to the Company of the related Prefunded Contracts and the subsequent transfer of the related Prefunded Contracts to the Trust, and after the related Prefunding Closing Date, the Company shall not, and shall instruct the Servicer not to, take any action inconsistent with the Trust's ownership of such Prefunded Contracts, other than as permitted by the Indenture and the Trust Agreement.

                  (xii) The Company will file with the Commission as part of a current report on Form 8-K each ABS Term Sheet provided to the Company by each of the Underwriters and identified by each of them as such within the time period allotted for such filing pursuant to the No-Action Letter; provided, however, that prior to such filing of an ABS Term Sheet (other than any ABS Term Sheets that are not based on the Contract Pool information) by the Company, each of the Underwriters must comply with their obligations pursuant to Section 4 and the Company must receive a letter from PricewaterhouseCoopers, certified public accountants, satisfactory in form and substance to the Company, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Company, as a result of which PricewaterhouseCoopers have determined that the information included in such ABS Term Sheet (if any), provided by the Underwriters to the Company for filing on a current report on Form 8-K pursuant to Section 4 and, if the Company then so specifies, this subsection (xii), and that the accountants have examined in accordance with such agreed upon procedures, is accurate except as to such matters that are not deemed by the Company to be material. The Company shall file any corrected ABS Term Sheets described in Section 4(vi) as soon as practicable following receipt thereof.

                  (xiii) The Company will cause Andrews & Kurth L.L.P. to deliver to the Underwriters on or before the Prefunding Closing Date, the opinions required to be furnished pursuant to Section 2.01(j) of the Servicing Agreement, addressed to the Underwriters , with respect to the transfer of the related Prefunded Contracts substantially in the form of the opinions delivered by Andrews & Kurth L.L.P. on the Closing Date with respect to the Funded Contracts.

                  (xiv) The Company will deliver to the Underwriters (i) on or before each Prefunding Closing Date, the Officer's Certificate and certificate from each secured creditor required to be furnished pursuant to Section 2.01(j) of the Servicing Agreement and (ii) on or before each Prefunding Transfer Date, the Transfer Certificate required to be furnished pursuant to Section 2.01(c) of the Servicing Agreement.

         6. Payment of Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto and the Prospectus and Prospectus Supplement, (ii) the Trust Agent's, the Indenture Trustee's and Owner Trustee's fees and the fees and disbursements of the counsel to the Trust Agent, the Indenture Trustee and to the Owner Trustee, (iii) any up-front fees and premiums payable to the Insurer and the fees and disbursements of counsel to the Insurer,
(iv) the fees and disbursements of the accountants, (v) the fees of the rating agencies and (vi) blue sky expenses.

         7. Conditions to the obligations of the Underwriters. The obligation of the Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the written statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (i) On or prior to the date of this Agreement, the Representative shall have received a letter, dated the date of this Agreement, of PricewaterhouseCoopers and substantially in the form heretofore agreed, which letter shall be in form and substance agreed to by the Representative.

                  (ii) The Registration Statement shall have become effective prior to the Execution Time, and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representative, shall be contemplated by the Commission or by any authority administering any state securities or blue sky law; the Prospectus and any supplements thereto shall have been filed (if required) with the Commission in accordance with the Rules and Regulations and the applicable paragraphs of Section 5 hereof; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus shall be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (iii) Subsequent to the execution and delivery of this Agreement, there shall have not occurred (a) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or Onyx which, in the reasonable judgment of each of the Underwriters, materially impairs the investment quality of the Notes; (b) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of Onyx on any exchange or in the over-the-counter market by such exchange or over-the-counter market or by the Commission; (c) any banking moratorium declared by federal, New York or California authorities; (d) any outbreak or material escalation of major hostilities or any other substantial national or international calamity or emergency if, in the reasonable judgment of each Underwriter, the effect of any such outbreak, escalation, calamity or emergency on the United States financial markets makes it impracticable or inadvisable to proceed with completion of the sale of, and any payment for, the Notes.

                  (iv) The Underwriters shall have received an opinion, dated the Closing Date, of Andrews & Kurth L.L.P., counsel of the Company, substantially to the effect that:

                  (a) The Company (1) is duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, (2) has the corporate power and corporate authority to own its properties and conduct its business as described in the Prospectus and (3) had at all relevant times, and now has, the power, authority and legal right to acquire, own and sell the Contracts;

                  (b) The Company has, or at the time such agreement was executed and delivered, had, the corporate power and corporate authority to execute and deliver this Agreement, the Trust Agreement, the Servicing Agreement, the Purchase Agreement and the Insurance Agreements and to consummate the transactions contemplated herein and therein;

                  (c) No consent, approval, authorization or order of, or filing with, any California, Delaware or federal governmental agency or body or any court is or was required by the Company to perform the transactions contemplated by this Agreement, the Trust Agreement, the Servicing Agreement, the Purchase Agreement or the Insurance Agreements except for (1) filing of a Uniform Commercial Code financing statement in the State of California with respect to the transfer of the Contracts to the Trust pursuant to the Trust Agreement and the Servicing Agreement, and the sale of the Contracts to the Company pursuant to the Purchase Agreement, (2) such consents, approvals, authorizations, orders or filings as may be required under federal law which have been made or obtained and (3) such consents, approvals, authorizations, orders or filings as may be required under state securities laws;

                  (d) None of the execution, delivery and performance by the Company of this Agreement, the Trust Agreement, the Servicing Agreement, the Purchase Agreement or the Insurance Agreements, the transfer of the Contracts to the Trust, the assignment of the security interests of the Company in the Financed Vehicles, the issuance and sale of the Notes or the consummation of any other of the transactions contemplated herein or in the Trust Agreement, the Servicing Agreement, the Purchase Agreement or the Insurance Agreements conflicts or will conflict with, has resulted or will result in a breach, violation or acceleration of any of the terms of, or has constituted or will constitute a default under, the By Laws or the Certificate of Incorporation of the Company, as amended, or, to such counsel's knowledge (i) any rule, order, statute or regulation known to such counsel to be currently applicable to the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or (ii) the terms of any material indenture or other material agreement or instrument known to such counsel to which the Company is a party or by which it or its properties are bound;

                  (e) To such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened before any court, administrative agency or other tribunal (1) asserting the invalidity of this Agreement, the Trust Agreement, the Servicing Agreement, the Purchase Agreement or the Insurance Agreements or the Notes, (2) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, the Trust Agreement, the Servicing Agreement, the Purchase Agreement or the Insurance Agreements, (3) seeking adversely to affect the federal income tax attributes of the Notes as described in the Base Prospectus under the headings "SUMMARY OF TERMS -- Tax Status"; "CERTAIN FEDERAL INCOME TAX CONSEQUENCES"; "TRUSTS FOR WHICH A PARTNERSHIP

                  ELECTION IS MADE" and "TRUSTS TREATED AS GRANTOR TRUSTS" and in the Prospectus Supplement under the headings "SUMMARY OF TERMS -- Federal Income Tax Status" and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES";

                  (f) This Agreement, the Trust Agreement, the Servicing Agreement, the Purchase Agreement and the Insurance Agreements have each been duly authorized, executed and delivered by the Company;

                  (g) The Funded Contracts constitute "chattel paper" as defined in Section 9105(a)(2) of the Uniform Commercial Code of the State of California;

                  (h) The statements in the Prospectus under the caption "CERTAIN LEGAL ASPECTS OF THE CONTRACTS," and "ERISA CONSIDERATIONS" to the extent they constitute matters of California or federal law or legal conclusions, are correct in all material respects;

                  (i) [Reserved]

                  (j) When the Notes have been duly executed by the Owner Trustee and delivered by the Trust Agent on behalf of the Trust, authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for pursuant to this Agreement, the Notes will be the valid, legal and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent or preferential conveyance and other similar laws of general application relating to or affecting creditors' rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  (k) Assuming the authorization, execution and delivery thereof by each party thereto other than the Company and Onyx, each of the Trust Agreement, the Purchase Agreement, the Servicing Agreement and the Insurance Agreements constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to (1) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent or preferential conveyance and other similar laws of general application relating to or affecting creditors' rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (2) the unenforceability under certain circumstances of provisions indemnifying a party against liability where such indemnification is contrary to public policy;

                  (l) The Registration Statement became effective under the Act; after due inquiry, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; the Registration Statement, and each amendment thereof or supplement thereto as of its effective date and the Prospectus as of its date of issuance appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Securities Act and the Rules and Regulations, and such counsel need not opine as to the financial statements and related notes, schedules and other financial and statistical data included therein; and any required filing of the Prospectus and Prospectus Supplement pursuant to Rule 424(b) has been made;

                  (m) The Notes, the Indenture, the Trust Agreement, the Servicing Agreement, the Purchase Agreement, and the Guarantee conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus;

                  (n) The Trust Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended;

                  (o) The Indenture has been duly qualified under the Trust Indenture Act;

                  (p) The Company is not, and after giving effect to the offering and sale of the Notes as contemplated in the Prospectus and this Agreement and the application of the proceeds thereof as described in the Prospectus will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"). Onyx is not an "investment company" within the meaning of the Investment Company Act;

                  (q) The Trust is not now, and immediately following the sale of the Notes pursuant to this Agreement will not be, required to be registered under the Investment Company Act;

                  (r) The Indenture, the Servicing Agreement and the Administration Agreement, assuming that they have been duly authorized by, and when duly executed and delivered by, the Owner Trustee on behalf of the Trust, will constitute the legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent or other preferential conveyance and other similar laws and other similar laws of general application relating to or affecting the rights of creditors generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                  (s) all actions required to be taken, and all filings required to be made, by the Company under the Act and the Exchange Act prior to the sale of the Notes have been duly taken or made; and

                  (t) to such counsel's knowledge and information, there are no legal or governmental proceedings pending or threatened that are required to be disclosed in the Registration Statement, other than those disclosed therein.

                  In addition, such counsel shall opine, in form and substance satisfactory to you, (i) as to certain matters relating to the acquisition by the Company of a perfected first priority security interest in the vehicles financed by the Funded Contracts and (ii) as to the existence of a valid, perfected, first priority security interest in the Funded Contracts in favor of the Owner Trustee from the Company and in favor of the Indenture Trustee from the Owner Trustee.

                  In rendering such opinion, such counsel may rely (i) as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Company and public officials and (ii) on other opinions of counsel as specified therein. References to the Prospectus in this paragraph (iv) include any supplements thereto.

                  (v) The Underwriters shall have received an opinion, dated the Closing Date, of Andrews & Kurth L.L.P., counsel to Onyx, substantially to the effect that:

                  (a) Onyx (1) is duly incorporated and is validly existing and in good standing under the laws of the State of its incorporation, (2) has the corporate power and corporate authority to own its properties and conduct its business as described in the Prospectus and (3) had at all relevant times, and now has, the power, authority and legal right to acquire, own and sell the Funded Contracts;

                  (b) Onyx has the corporate power and corporate authority to execute and deliver the Servicing Agreement, the Insurance Agreements and the Administration Agreement, to the extent applicable, and at the time it was executed and delivered, had the power and authority to execute and deliver the Purchase Agreement, and to consummate the transactions contemplated herein and therein;

                  (c) No consent, approval, authorization or order of, or filing with, any California or federal governmental agency or body or any court is required by Onyx to perform the transactions contemplated by the Insurance Agreements, the Servicing Agreement, the Administration Agreement or the Purchase Agreement, as applicable, except for (1) filing of a Uniform Commercial Code financing statement in the State of California with respect to the sales of the Contracts to the Company pursuant to the Purchase Agreement and (2) such consents, approvals, authorizations, orders or filings as may be required under the federal and state securities laws; the opinion set forth in this sentence is limited to such authorizations, approvals, consents and orders which, in such counsel's experience, are normally applicable to transactions of the type contemplated by the Insurance Agreements, the Servicing Agreement, the Administration Agreement and the Purchase Agreement, as applicable;

                  (d) None of the execution, delivery and performance by Onyx of the Servicing Agreement, the Insurance Agreements, the Administration Agreement or the Purchase Agreement, as applicable, or the transfer of the Contracts to the Company, has conflicted with or will conflict with, has resulted or will result in a breach, violation or acceleration of any of the terms of, or has constituted or will constitute a default under, the By Laws or the Certificate of Incorporation of

                  Onyx, as amended, or, to the best of such counsel's knowledge, any rule, order, statute or regulation known to such counsel to be currently applicable to Onyx of any court, regulatory body, administrative agency or governmental body having jurisdiction over Onyx or the terms of any material indenture or other material agreement or instrument known to such counsel to which Onyx is a party or by which it or its properties are bound;

                  (e) The Servicing Agreement, the Insurance Agreements, the Administration Agreement and the Purchase Agreement have each been duly authorized, executed and delivered by Onyx;

                  (f) The indemnification agreement dated as of the date hereof, between Onyx and the Representative has been duly authorized, executed and delivered by Onyx; and

                  (g) Assuming the authorization, execution and delivery thereof by the Company with respect to the Servicing Agreement, the Insurance Agreements, the Administration Agreement and the Purchase Agreement, as applicable, each such agreement constitutes the legal, valid and binding agreement of Onyx, enforceable against Onyx in accordance with its terms, subject, as to enforcement, to (1) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent or preferential conveyance and other similar laws of general application relating to or affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (2) the unenforceability under certain circumstances of provisions indemnifying a party against liability where such indemnification is contrary to public policy.

                  In rendering such opinion, such counsel may rely as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of Onyx and public officials.

         In addition, such counsel shall state that they have participated in conferences with the officers and other representatives of the Company and Onyx, representatives of the independent public accountants of the Company and Onyx and representatives of the Underwriters and the Insurer at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel has not independently verified and are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing, no facts have come to such counsel's attention that lead them to believe that the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its date or as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need make no comment and express no belief with respect to (i) any information incorporated by reference in the Registration Statement or the Prospectus or (ii) the financial statements and related notes, schedules and the other financial and statistical data included in the Registration Statement or the Prospectus).

                  (vi) The Underwriters shall have received opinions of Andrews & Kurth L.L.P., counsel to the Company, dated the Closing Date and satisfactory in form and substance to you, with respect the characterization of the transfer of the Funded Contracts by Onyx to the Company as a sale and with respect to the perfection of the Trust's interests in the Funded Contracts and with respect to the non-consolidation of the Company with Onyx in the event of bankruptcy filing with respect to Onyx and with respect to certain other matters.

                  (vii) The Underwriters shall have received an opinion of Andrews & Kurth L.L.P., tax counsel to the Company, dated the Closing Date and satisfactory in form and substance to you substantially to the effect that:

                  (a) The Class A Notes will be characterized as debt and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation;

                  (b) the Statements in the Base Prospectus under the heading "SUMMARY OF TERMS -- Tax Status"; "CERTAIN FEDERAL INCOME TAX CONSEQUENCES"; "TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE" and "TRUSTS TREATED AS GRANTOR TRUSTS" and in the Prospectus Supplement under the headings "SUMMARY OF TERMS -- Federal Income Tax Status" and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects; and

                  (c) Such state tax opinions as are satisfactory to the Representative.

                  (viii) The Underwriters shall have received an opinion of Michael Krahelski, in-house counsel to the Company and Onyx, dated the Closing Date and satisfactory in form and substance to you.

                  (ix) The Underwriters shall have received an opinion, dated the Closing Date, of Shaw, Pittman, Potts & Trowbridge, counsel to the Insurer, substantially to the effect that:

                  (a) The Insurer is a corporation validly existing, in good standing and licensed to transact the business of surety and financial guaranty insurance under the laws of the State of New York;

                  (b) The Insurer has the corporate power to execute and deliver, and to take all action required of it under the Guarantee, the Insurance Agreements and the MBIA Indemnification Agreement;

                  (c) Except as have already been obtained, no authorization, consent, approval, license, formal exemption or declaration from, nor any registration or filing with, any court or governmental agency or body of the United States of America or the State of New York, which if not obtained would affect or impair the validity or enforceability of the Guarantee, the Insurance Agreements or the MBIA Indemnification Agreement against the Insurer, is required in connection with the execution and delivery by the Insurer of the Guarantee, the Insurance Agreements or the MBIA Indemnification Agreement or in connection with the Insurer's performance of its obligations thereunder;

                  (d) The Guarantee, the Insurance Agreement and the MBIA Indemnification Agreement have been duly authorized, executed and delivered by the Insurer, and the Guarantee and, assuming due authorization, execution and delivery of the Insurance Agreements by the parties thereto (other than the Insurer), the Insurance Agreements constitute the legally valid and binding obligations of the Insurer, enforceable in accordance with their respective terms subject, as to enforcement, to (1) bankruptcy, reorganization, insolvency, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferential transfers and equitable subordination, presently or from time to time in effect and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), as such laws may be applied in any such proceeding with respect to the Insurer and
                  (2) the qualification that the remedy of specific performance may be subject to equitable defenses and to the discretion of the court before which any proceedings with respect thereto may be brought; and

                  (e) The Guarantee is not required to be registered under the Securities Act of 1933, as amended.

                  In rendering such opinion, such counsel may rely as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Insurer and public officials. References to the Prospectus in this paragraph (ix) include any supplements thereto.

                  (x) The Underwriters shall have received an opinion of Thacher, Proffitt & Wood, counsel to the Indenture Trustee and Trust Agent, dated the Closing Date and satisfactory in form and substance to you.

                  (xi) The Underwriters shall have received an opinion of Richards, Layton & Finger, counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to you.

                  (xii) The Underwriters shall have received an opinion of Richards, Layton & Finger special Delaware counsel to the Trust, dated the Closing Date and satisfactory in form and substance to you.

                  (xiii) The Representative shall have received from Brown & Wood LLP, counsel to the Underwriters, such opinion or opinions, dated the Closing Date and satisfactory in form and substance to you, with respect to the validity of the Notes, the Registration Statement, the Prospectus and other related matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (xiv) The Underwriters shall have received a letter, dated the Closing Date, of PricewaterhouseCoopers which meets the requirements of the subsection (i) of this Section 7, except that the specified date referred to in such subsection will be a date not more than five days prior to the Closing Date for the purposes of this subsection.

                  (xv) The Underwriters shall have received evidence satisfactory to them that the Notes have been rated in the highest rating category by Moody's Investors Service, Inc. and by Standard & Poor's Ratings Services.

                  (xvi) The Underwriters shall have received a certificate, dated the Closing Date, of a Vice President or more senior officer of the Company in which such officer shall state that, to the best of his or her knowledge after reasonable investigation, the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that the representations and warranties of the Company, as Seller, in the Servicing Agreement and the Trust Agreement are true and correct as of the dates specified therein and the representations and warranties set forth in Section 2.02(b) of the Servicing Agreement, are true and correct as of the dates specified in the Servicing Agreement, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission and that, subsequent to the date of the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company's motor vehicle installment loan business except as set forth in or contemplated by the Prospectus or as described in such certificate.

                  (xvii) The Underwriters shall have received a certificate, dated the Closing Date, of a Vice President or more senior officer of Onyx in which such officer shall state that, to the best of his or her knowledge after reasonable investigation, the representations and warranties of Onyx in the Purchase Agreement and Servicing Agreement are true and correct in all material respects on and as of the Closing Date, that Onyx has complied with all agreements and satisfied all conditions on its part to be performed or satisfied thereunder at or prior to the Closing Date, that the representations and warranties of Onyx, as Servicer, in the Servicing Agreement are true and correct as of the dates specified in the Servicing Agreement, there has been no material adverse change in the financial position or results of operations of Onyx's motor vehicle installment loan business except as set forth in or contemplated by the Prospectus or as described in such certificate.

                  (xviii) The Guarantee shall have been duly authorized, executed, issued and delivered by the Insurer; all fees due and payable to the Insurer as of the Closing Date shall have been paid in full; and the Guarantee shall conform to the description thereof in the Registration Statement and the Prospectus.

                  (xix) The Underwriters shall have received a certificate from a senior officer of the Insurer to the effect that such officer has no reason to believe that the section of the Prospectus Supplement captioned "DESCRIPTION OF THE INSURER" or any such amendment thereof or supplement thereto as of its Effective Date or date of issuance, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         The Company will furnish or cause to be furnished to the Underwriters such number of conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request.

         8. Indemnification.

                  (i) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (a) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in the Prospectus or arise out of, or are based upon, the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter for any legal or other expenses reasonably incurred, as incurred, by each Underwriter in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission (x) made in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein, or (y) contained in any ABS Term Sheet to the extent set forth in subsection (ii) of this Section 8; provided, further, that the Company shall not be liable under this subsection (i) to the extent that such losses, claims, damages or liabilities arose out of or are based upon an untrue statement or omission made in any preliminary prospectus that is corrected in the final Prospectus (or any amendment or supplement thereto), and the Company has previously furnished copies thereof in sufficient quantity to the Underwriters, if the person asserting such loss, claim, damage or liability was not given the final Prospectus (or any amendment or supplement thereto) on or prior to the confirmation of the sale of the Notes.

                  (ii) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers or agents who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (i) of this
         Section 8, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, (A) made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriters through the Representative expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or (B) made in the ABS Term Sheets distributed by the Underwriters and filed as a post-effective amendment to the Registration Statement or the Prospectus or as a result of any filing pursuant to Section 5(xii); provided, however -------- ------- that the Underwriters will not be liable in any such case to the extent that any such loss, claim or damage or liability arises out of, or is based upon, an untrue statement or omission made in the ABS Term Sheet or any supplement thereto in reliance upon and in conformity with (x) information furnished to such Underwriter by the Company or (y) information contained in the Registration Statement or any preliminary prospectus or the Prospectus other than information described in clause
         (A) above.

                  (iii) Each indemnified party shall give prompt notice to the indemnifying party of any action commenced against the indemnified party in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have hereunder or otherwise than on account of this indemnity agreement except and to the extent of any prejudice to such indemnifying party arising from such failure to provide such notice. In case any such action shall be brought against an indemnified party and it shall have notified the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel, satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party with respect to such action), and it being understood that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys, and, after notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party under subsections (i) or (ii) of this Section 8 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

         9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 8 is for any reason held to be unavailable other than in accordance with its terms, then each indemnifying party shall contribute to the amount paid or payable by such indemnifying party as a result of the losses, claims, damages or liabilities referred to in 8(i) and 8(ii) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Underwriter on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the related Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by each Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the related Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this
Section 9. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Notes purchased by it hereunder. The Company and each Underwriter agrees that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         10. Termination. The Underwriters may terminate this Agreement immediately upon notice to the Company, if at any time, prior to the Closing Date, there has occurred: (a) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or Onyx which, in the reasonable judgment of the Underwriters, materially impairs the investment quality of the Notes; (b) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company or of Onyx on any exchange or in the over-the-counter market by such exchange or over-the-counter market or by the Commission; (c) any banking moratorium declared by federal, New York or California authorities; (d) any outbreak or material escalation of major hostilities or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Underwriters, the effect of any such outbreak, escalation, calamity or emergency on the United States financial markets makes it impracticable or inadvisable to proceed with completion of the sale of and any payment for the Notes; or (e) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such) as to make it, in the judgment of the Underwriters, impractical or inadvisable to proceed with the public offering or delivery of the Notes on the terms and in the manner contemplated in the Prospectus.

         11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes. If for any reason the purchase of the Notes by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6 and the respective obligations of the Company and the Underwriters pursuant to Sections 6, 8 and 9 shall remain in effect. If the purchase of the Notes by the Underwriters is not consummated for any reason other than solely because of the occurrence of any event specified in clauses (b), (c) or (d) of Section 7(iii) or clauses (b), (c) or (d) of Section 10, and other than solely because the Underwriters fail to perform their obligations hereunder, the Company will reimburse each Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Notes.

         12. Notices. All communications hereunder will be in writing and, if sent to the Representative, will be mailed, delivered or telegraphed and confirmed to the Representative at Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010, Attention: Asset Finance Group, or to such other address as the Representative may designate in writing to the Company, or if sent to the Company, will be mailed, delivered or telegraphed and confirmed to the Company at Onyx Acceptance Financial Corporation, 27051 Towne Centre Drive, Suite 200, Foothill Ranch, CA 92610, Attention: Michael A. Krahelski, Esq., Senior Vice President and General Counsel.

         13. Successors. This Agreement will inure to the benefit of, and be binding upon, the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

         14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         15. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         16. Severability of Provisions. Any covenant, provisions, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

         17. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the matters and transactions contemplated hereby and supersedes all prior agreements and understandings whatsoever relating to such matters and transactions.

         18. Amendment. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

         19. Heading. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

         20. The Representative. The Representative will act for the several Underwriters in connection with the transactions described in this Agreement, and any action taken by the Representative under this Agreement will be binding upon all the Underwriters.

         21. Defaults of Underwriters. If any Underwriter defaults in its obligation to purchase the Notes hereunder on the Closing Date and the aggregate principal amount of the Notes that such defaulting Underwriter agreed but failed to purchase does not exceed 10% of the total principal amount of the Notes, the Representative may make arrangements satisfactory to the Representative and the Company for the purchase of such Notes by other persons, including either of the Underwriters, but if no such arrangements are made by the Closing Date, the nondefaulting Underwriter(s) shall be obligated, in proportion to its respective commitment hereunder, to purchase the Notes that such defaulting Underwriter agreed but failed to purchase. If an Underwriter so defaults and the aggregate principal amount of the Notes with respect to such default exceeds 10% of the total principal amount of the Notes and arrangements satisfactory to the Representative and the Company for the purchase of such Notes by other persons are not made within 24 hours after such default, this Agreement will terminate without liability on the part of the nondefaulting Underwriter or the Company, except as provided in Section 11. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate thereof, whereupon it will become a binding agreement among the undersigned in accordance with its terms.


                                              Very truly yours,

                                              ONYX ACCEPTANCE FINANCIAL
                                                CORPORATION



                                              By:
                                                  ------------------------------
                                                  Name:  Don P. Duffy
                                                  Title: Chief Financial Officer


The foregoing Underwriting Agreement is
hereby confirmed and accepted as of the
date first above written.


Credit Suisse First Boston Corporation

Chase Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith
        Incorporated

Salomon Smith Barney Inc.


By: CREDIT SUISSE FIRST BOSTON CORPORATION,
      as Representative


    ---------------------------------------
    Name:
    Title:

                                                                     Exhibit A-1


         The information herein is preliminary, and will be superseded by the applicable prospectus and prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the information may not reflect the impact of all structural characteristics of the security. The assumptions underlying the information, including structure and collateral, may be modified from time to time to reflect changed circumstances. The attached term sheet is not intended to be a prospectus or prospectus supplement and any investment decision with respect to the Notes should be made by you based solely upon all of the information contained in the final prospectus and the final prospectus supplement. Under no circumstances shall the information presented constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus and final prospectus supplement relating to the securities. All information described herein is preliminary, limited in nature and subject to completion or amendment. No representation is made that the above referenced securities will actually perform as described in any scenario presented. A final prospectus and final prospectus supplement may be obtained by contacting the Salomon Smith Barney Syndicate Desk at (212) 723-6171.

                                                                     Exhibit A-2


         The attached information(the "Term Sheet") is privileged and confidential and is intended for use by the addressee only. The Term Sheet is furnished to you solely by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and not by the issuer of the securities or any of its affiliates. Neither Merrill Lynch, the issuer of the securities nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus and prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information herein may not be provided by the addressee to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating said material.

         Although a registration statement (including the prospectus) relating to the securities discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed in this communication has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive information on any matter discussed in this communication. A final prospectus and prospectus supplement may be obtained by contacting the Merrill Lynch Trading Desk at (212) 449-3659.

         Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of any investment in these securities.

         If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

                                                                     Exhibit A-3


         The information herein is preliminary, and will be superseded by the applicable prospectus and prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the information may not reflect the impact of all structural characteristics of the security. The assumptions underlying the information, including structure and collateral, may be modified from time to time to reflect changed circumstances. The attached term sheet is not intended to be a prospectus or prospectus supplement and any investment decision with respect to the Notes should be made by you based solely upon all of the information contained in the final prospectus and final prospectus supplement. Under no circumstances shall the information presented constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus and final prospectus supplement relating to the securities. All information described herein is preliminary, limited in nature and subject to completion or amendment. No representation is made that the above referenced securities will actually perform as described in any scenario presented. A final prospectus and final prospectus supplement may be obtained by contacting the Chase Securities Trading Desk at (212) 834-3720.

                                                                     Exhibit A-4


         The information herein is preliminary, and will be superseded by the applicable prospectus and prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the information may not reflect the impact of all structural characteristics of the security. The assumptions underlying the information, including structure and collateral, may be modified from time to time to reflect changed circumstances. The attached term sheet is not intended to be a prospectus or prospectus supplement and any investment decision with respect to the Notes should be made by you based solely upon all of the information contained in the final prospectus and the final prospectus supplement. Under no circumstances shall the information presented constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus and final prospectus supplement relating to the securities. All information described herein is preliminary, limited in nature and subject to completion or amendment. No representation is made that the above referenced securities will actually perform as described in any scenario presented. A final prospectus and final prospectus supplement may be obtained by contacting the Credit Suisse First Boston Trading Desk at (212) 325-2747.

                                   SCHEDULE I

OFFERED SECURITY                                              PRINCIPAL AMOUNT
----------------                                              ----------------

Class A-1 Notes
Purchase Price: 99.85%

Credit Suisse First Boston Corporation                           $19,000,000

Chase Securities Inc.                                            $18,000,000

Merrill Lynch, Pierce, Fenner & Smith                            $18,000,000
        Incorporated

Salomon Smith Barney Inc.                                        $18,000,000


Class A-2 Notes
---------------

Purchase Price: 99.74638%

Credit Suisse First Boston Corporation                           $26,000,000

Chase Securities Inc.                                            $24,000,000

Merrill Lynch, Pierce, Fenner & Smith                            $24,000,000
         Incorporated

Salomon Smith Barney Inc.                                        $24,000,000


Class A-3 Notes
---------------

Purchase Price: 99.72813%

Credit Suisse First Boston Corporation                           $33,000,000

Chase Securities Inc.                                            $31,000,000

Merrill Lynch, Pierce, Fenner & Smith                            $31,000,000
        Incorporated

Salomon Smith Barney Inc.                                        $31,000,000


Class A-4 Notes
---------------

Purchase Price: 99.67779%

Credit Suisse First Boston Corporation                           $28,000,000

Chase Securities Inc.                                            $25,000,000

Merrill Lynch, Pierce, Fenner & Smith                            $25,000,000
        Incorporated

Salomon Smith Barney Inc.                                        $25,000,000